Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-42736 on Form S-8 of our report dated September 24, 2009, appearing in this Annual Report on Form 11-K of the H&R Block, Inc. 2000 Employee Stock Purchase Plan for the year ended June 30, 2009.
/s/ Deloitte & Touche, LLP

Kansas City, Missouri
September 24, 2009

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